Exhibit 5.2
[White & Case LLP Letterhead]

November 15, 2023

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08
Bermuda

Arch Capital Group (U.S.) Inc.
Harborside Financial Center
300 Plaza Three, 3rd Floor
Jersey City, NJ 07311

Arch Capital Finance LLC
360 Hamilton Avenue, Suite 600
White Plains, NY 10601

Re:    Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and Arch Capital Finance LLC – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as New York counsel to Arch Capital Group Ltd., a Bermuda exempted company (the “Company”), Arch Capital Group (U.S.) Inc., a Delaware corporation (“Arch US”), and Arch Capital Finance LLC (“Arch Finance” and, together with the Company and Arch US, the “Registrants”) in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) and the related base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to (A) the registration for issue and sale by the Company from time to time, under the Securities Act of 1933, as amended (the “Securities Act”), of one or more of the following securities of the Company: (i) the Company’s common shares, par value U.S.$0.0011 per share (the “Common Shares”), (ii) preference shares, par value U.S.$0.01 per share (the “Preference Shares”), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the “Senior Debt Securities”), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (v) depositary shares representing Common Shares or Preference Shares (the “Depositary Shares”), (vi) warrants to purchase Common Shares (the “Common Share Warrants”), (vii) warrants to purchase Preference Shares (the “Preference Share Warrants”), (viii) warrants to purchase Debt Securities (the “Debt Securities Warrants”), (ix) Common Share purchase contracts obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, or obligating the Company to purchase from the holders thereof, and such holders to sell to the Company, at a future date, a specified number of Common Shares (the “Common Share Purchase Contracts”), (x) Common Share purchase units (the “Common Share Purchase Units”) consisting of one or more Common Share Purchase Contracts and any one or more of (a) debt or equity obligations of third parties, including, but not limited to U.S. Treasury securities, (b) Preference Shares, (c) Senior Debt Securities, (d) Subordinated Debt Securities, (e) Arch US Preferred Stock (as defined below), (f) Arch US Senior Debt Securities (as defined below), (g) Arch US Subordinated Debt Securities (as defined below) and (h) Arch Finance Senior Debt Securities (as defined below), (xi) guarantees of the Arch US Preferred Stock (the “Arch US Preferred Stock Guarantee”), (xii) guarantees of the Arch US Senior Debt Securities (the “Arch US Senior Debt Securities Guarantee”), (xiii) guarantees of the Arch US Subordinated Debt

Securities (the “Arch US Subordinated Debt Securities Guarantee”) and (xiv) guarantees of the Arch Finance Senior Debt Securities (the “Arch Finance Senior Debt Securities Guarantee”); (B) the registration for issue and sale by Arch US from time to time, under the Securities Act, of one or more of the following securities of Arch US: (i) Arch US’ preferred stock, par value U.S.$0.01 per share (the “Arch US Preferred Stock”), which will have the benefit of the Arch US Preferred Stock Guarantee, (ii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of Arch US (the “Arch US Senior Debt Securities”), which will have the benefit of the Arch US Senior Debt Securities Guarantee and (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of Arch US (the “Arch US Subordinated Debt Securities”), which will have the benefit of the Arch US Subordinated Debt Securities Guarantee; (C) the registration for issue and sale by Arch Finance from time to time, under the Securities Act, of Arch Finance’s debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of Arch Finance (the “Arch Finance Senior Debt Securities”), which will have the benefit of the Arch Finance Senior Debt Securities Guarantee; and (D) the registration for sale by selling shareholders of the Company from time to time, under the Securities Act, of Common Shares, in each case as contemplated by the Registration Statement.
This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.
In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Registrants as we deemed necessary for the purposes of the opinion set forth in this opinion letter:
(a)the Registration Statement;
(b)the indenture, dated as of May 4, 2004 (the “Senior Debt Indenture”), between the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A.;
(c)the form of indenture, to be dated on or about the date of first issuance of the Subordinated Debt Securities thereunder (the “Subordinated Debt Indenture”), between the Company and a third party to be identified therein as trustee;
(d)the indenture, dated as of December 13, 2013 (the “Arch US Senior Debt Indenture”), by and among Arch US, as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee;
(e)the form of indenture, to be dated on or about the date of first issuance of Arch US Subordinated Debt Securities thereunder (the “Arch US Subordinated Debt Indenture”), by and among Arch US, as issuer, the Company, as guarantor and a third party to be identified therein as trustee;
(f)the indenture, dated as of December 8, 2016 (the “Arch Finance Senior Debt Indenture”), by and among Arch Finance, as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee;
(g)the form of Arch US Preferred Stock Guarantee;
(h)the form of Arch US Senior Debt Securities Guarantee;
(i)the form of Arch US Subordinated Debt Securities Guarantee; and
(j)the form of Arch Finance Senior Debt Securities Guarantee.

The Common Shares, the Preference Shares, the Senior Debt Securities, the Subordinated Debt Securities, the Depositary Shares, the Common Share Warrants, the Preference Share Warrants, the Debt Securities Warrants, the Common Share Purchase Contracts, the Common Share Purchase Units, the Arch US Preferred Stock, the Arch US Senior Debt Securities, the Arch US Subordinated Debt Securities, the Arch Finance Senior Debt Securities, the Arch US Preferred Stock Guarantee, the Arch US Senior Debt Securities Guarantee, the Arch US Subordinated Debt Securities Guarantee and the Arch Finance Senior Debt Securities Guarantee that may be registered pursuant to any subsequent registration statement that the Registrants may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with an offering by the Registrants contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” The Senior Debt Indenture, the Subordinated Debt Indenture, the Arch US Senior Debt Indenture, the Arch US Subordinated Debt Indenture and the Arch Finance Senior Debt Indenture are referred to herein collectively as the “Indentures.” The Arch US Preferred Stock Guarantee, the Arch US Senior Debt Securities Guarantee, the Arch US Subordinated Debt Securities Guarantee and the Arch Finance Senior Debt Securities Guarantee are referred to herein collectively as the “Guarantees.” The Indentures, the Guarantees, any Deposit Agreement (as defined below), any Common Share Warrant Agreement (as defined below), any Preference Share Warrant Agreement (as defined below), any Debt Securities Warrant Agreement (as defined below), any Common Share Purchase Contracts and any Common Share Purchase Units are referred to herein collectively as the “Agreements.” The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Registrants and of public officials and upon statements and information furnished by officers and representatives of the Registrants with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Registrants that we reviewed.
In addition, in rendering the opinions expressed below, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any Securities thereunder), (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws, (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Registrant’s board of directors (or an authorized committee thereof), any Certificate of Designation (as defined below), as applicable, applicable law and in conformity with such Security’s applicable Agreement, (iv) the Registrant will issue and deliver the Securities in the manner contemplated by the Registration Statement including the Prospectus; (v) the resolutions authorizing the Registrant to issue, offer and sell the Securities will have been adopted by such Registrant’s board of directors (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered or sold by such Registrant, (vi) each party to each Agreement is or will be duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Agreement to which it is a party, (vii) that each of the Debt Securities, the Arch US Senior Debt Securities, the Arch US Subordinated Debt Securities, the Arch Finance Senior Debt Securities, the Guarantees and any Agreement will be governed by the internal laws of the State of New York, (viii) that the applicable Indentures will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (ix) the applicable Arch US Debt Securities Guarantees or Arch Finance Senior Debt Securities Guarantee will have been duly qualified under the TIA, (x) that each Agreement will be duly authorized, executed and delivered, by all of the parties thereto, and each party to each of the

Agreements will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Agreement enforceable against it, (xi) that each Agreement will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the Registrants to the extent expressly addressed in our opinion in this opinion letter, (xii) that the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets, (xiii) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Agreement by each party thereto will be obtained or made and are in full force and effect and (xiv) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Agreement.
With respect to any Securities consisting of any series of Arch US Preferred Stock, we have further assumed that: (i) the certificate of designation, approved by appropriate corporate action, relating to the Arch US Preferred Stock establishing the designations, preferences and rights of the class or series of Preferred Stock (the “Certificate of Designation”), will have been authorized, executed and filed with the Secretary of State of the State of Delaware and (ii) the Arch US Preferred Stock will be authorized, executed, countersigned by the registrar and transfer agent therefor and delivered by Arch US in accordance with the provisions of the Certificate of Designation and applicable laws and sold as contemplated in the Registration Statement.
Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that:
1.When the Senior Debt Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
2.When the Subordinated Debt Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
3.When the Arch US Senior Debt Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Arch US Senior Debt Securities will constitute valid and binding obligations of Arch US, enforceable against Arch US in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
4.When the Arch US Senior Debt Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Arch US Senior Debt Securities Guarantee will constitute valid and binding obligations of the

Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
5.When the Arch US Subordinated Debt Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Arch US Subordinated Debt Securities will constitute valid and binding obligations of Arch US, enforceable against Arch US in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
6.When the Arch US Subordinated Debt Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Arch US Subordinated Debt Securities Guarantee will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
7.When the Arch Finance Senior Debt Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Arch Finance Senior Debt Securities will constitute valid and binding obligations of Arch Finance, enforceable against Arch Finance in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
8.When the Arch Finance Senior Debt Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Arch Finance Senior Debt Securities Guarantee will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
9.Insofar as the General Corporation Law of the State of Delaware (the “DGCL”) is applicable thereto, and when the shares of such series of Arch US Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, such shares of Arch US Preferred Stock will be validly issued, fully paid and non-assessable.
10.Insofar as the DGCL is applicable thereto, and when the shares of such series of Arch US Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Arch US Preferred Stock Guarantee will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

11.When the Depositary Shares, in the form included in the deposit agreement pursuant to which the Depositary Shares will be issued (the “Deposit Agreement”), are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
12.When the Common Share Warrants, in the form included in the warrant agreement pursuant to which the Common Share Warrants will be issued (the “Common Share Warrant Agreement”), are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Common Share Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
13.When the Preference Share Warrants, in the form included in the warrant agreement pursuant to which the Preference Share Warrants will be issued (the “Preference Share Warrant Agreement”), are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Preference Share Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
14.When the Debt Securities Warrants, in the form included in the warrant agreement to which the Debt Securities Warrants will be issued (the “Debt Securities Warrant Agreement”), are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Debt Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
15.When the Common Share Purchase Contracts are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Common Share Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
16.When the Common Share Purchase Units are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Common Share Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

The opinion expressed above is limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction. Various issues concerning the laws of Bermuda are addressed in the opinion of Conyers Dill & Pearman filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Registrants’ consent, assumed such matters.
This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.
The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ White & Case LLP

KPD : RS : AAC